EXHIBIT 10.1

                                                   TAX I.D. NO.36-3635935

                               PROMISSORY NOTE

   $7,500,000.00                                        Detroit, Michigan
                                                           April 28, 1998


        On or before May 1, 1999, FOR VALUE RECEIVED, the undersigned, SCOTSMAN GROUP INC., a Delaware corporation (herein called "Maker"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), at the principal office of Bank at Detroit, Michigan, in lawful currency of the United States of America, SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00), or so much of said sum as has been advanced and is then outstanding hereunder, together with interest thereon as hereinafter set forth.

        This Note is a note under which advances, repayments and new advances may be made from time to time, provided that Bank shall not be obligated to make any advance hereunder. Advances hereunder may be requested in Maker's discretion by telephonic notice to Bank or by submission of a request for advance in form annexed hereto as Exhibit "A". Any advance requested by telephonic notice (i) shall be made only to Account No.1076111614 with Bank in the name of Maker or to such other account as Maker shall subsequently designate by written notice to Bank, and (ii) shall be confirmed by Maker that same day by submission to Bank by first class mail of the written request for advance aforementioned. Maker acknowledges that if Bank makes an advance based on a telephonic request, it shall be for Maker's convenience and all risks involved in the use of such procedure shall be borne by Maker, and Maker expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an advance by telephone.

        Each advance outstanding under this Note from time to time shall bear interest at a per annum rate equal to Bank's prime rate established by Bank from time to time or such other rate accepted by Bank with respect thereto, and shall be payable upon the repayment date therefor. The amount, rate and repayment date of each advance shall be noted on Bank's records, which records will be prima facie evidence thereof, absent manifest error. Failure to pay any advance on its repayment date, without Bank's consent, shall constitute a default and such advance shall thereafter bear interest at three percent (3%) above said prime rate as it may vary from time to time until paid. Interest shall be computed on a daily basis using a year of 360 days and assessed for the actual number of days elapsed. Interest on each advance shall be payable monthly on the last day of each month in the case of a prime based advance, and in all other cases on the respective repayment date therefore which date shall not be later than the maturity date of this Note.





        This Note replaces that certain Promissory Note dated March 10, 1998, by Maker payable to Bank in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

        Whenever Bank deems itself insecure, or on default in payment of any liability hereunder, or upon the occurrence of any Default as defined under that Scotsman Group Inc. Revolving Credit Agreement dated as of March 12, 1997, among Maker, certain affiliates of Maker, The First National Bank of Chicago, as Agent, Bank, as lender, and the various banks listed on the signature pages thereof (as amended from time to time in writing by and between the parties thereto), the representations, warranties, covenants and default provisions of which are hereby incorporated by reference into this Note, notwithstanding the earlier termination and expiration of said Revolving Credit Agreement, as said representations, warranties, covenants and default provisions may be amended from time to time in writing by and between the parties thereto, or upon any default in payment of any other liability of Maker to Bank and continuance thereof beyond any period of grace, if any, provided with respect thereto, the Bank may declare this Note due forthwith. Nothing herein shall limit any right granted Bank by other instrument or by law.

                                      SCOTSMAN GROUP INC.


                                      By:/s/ D. D. Holmes
                                         --------------------------------

                                      Its:V.P.
                                          -------------------------------




























                                 EXHIBIT "A"

                             REQUEST FOR ADVANCE


   TO:  COMERICA BANK (the "Bank")


   The undersigned hereby requests an advance, or confirms such a request made by telephone, under the Seven Million Five Hundred Thousand Dollar ($7,500,000.00) Promissory Note dated _____________, 1998, made by undersigned to the Bank, pursuant to the following terms:

   Advance Amount: $_______ Interest Rate: _____% per annum

   Advance Date:  ______________, 19__  Repayment Date:  ____________,
   19__

   The proceeds of this advance shall be or have been deposited to the Account No. _____________ of the undersigned with the Bank or as follows: _____________________.

   Undersigned warrant(s) that no condition exists or event has occurred which constitute or, with the giving of notice or the running of time, or both, would constitute a default under said Promissory Note or any related agreement with the Bank, and the undersigned further warrants that no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would have otherwise constituted a "Default" under that certain Scotsman Group Inc. Revolving Credit Agreement dated as of March 12, 1997, among the undersigned, The First National Bank of Chicago, as Agent, and the banks and other parties listed on the signature pages thereof (as amended from time to time in writing by and between the parties thereto), notwithstanding the earlier termination and expiration of said Credit Agreement, has occurred and is continuing as of the date hereof.

   Dated this ____ day of _________, 19__.


                                 SCOTSMAN GROUP INC.



                                 By:_____________________________________

                                 Its:____________________________________





